UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 30, 2008

The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, WI 53188-1000
(Address of principal executive offices, including zip code)
(262) 347-2904
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

        On December 30, 2008, The Middleton Doll Company (the “Company”) announced that its shareholders approved a 1,000-to-1 reverse stock split of the Company’s common stock followed by a 1-to-1,000 forward stock split, with the result that shareholders who hold fewer than 1,000 shares prior to the stock split transaction will have their partial shares cashed out at a price of $0.50 in cash per share on a pre-split basis. Shareholders who hold 1,000 or more shares prior to the stock split transaction will continue as shareholders of the Company following the stock split transaction. The stock split transaction is currently scheduled to take effect January 9, 2009. In conjunction with the stock split transaction, the Company intends to deregister its common stock and preferred stock under the Exchange Act, and, therefore, terminate its obligations to file reports with the Securities and Exchange Commission.

        The Company also announced that shareholders approved amendments to the terms of the Company’s preferred stock eliminating the dividends, extending the maturity date from July 1, 2008 to July 1, 2011, and allowing for partial redemptions upon the sale of assets and complete redemption upon the sale of substantially all of the assets.

        A copy of the Company’s press release making this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Current Report.

Item 9.01.	Financial Statements and Exhibits.

        The following exhibit is being filed herewith:

99.1	Press Release dated December 30, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)
By: /s/ Craig R. Bald
Craig R. Bald
Chief Financial Officer, Vice President Finance and Treasurer

Dated: December 30, 2008

Signature Page

THE MIDDLETON DOLL COMPANY

Exhibit Index to Current Report on Form 8-K dated December 30, 2008

Exhibit
Number

99.1	Press Release dated December 30, 2008.

Exhibit Index